EXHIBIT 99.2

FY11 Q3 Conference Call May 3, 2011

Forward-Looking Statement Page 01 Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as "anticipates," "expects," "believes," "intends," "plans," "projects," "estimates," and similar expressions are used to identify these forward- looking statements. Forward-looking statements are based on currently available information and include, among others, the discussion under "Outlook." These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; the risk that the value of our inventory may decline; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the availability of credit and general market liquidity; fluctuations in currency exchange rates; the financial condition of our customers; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; the ability to realize cost savings from restructuring activities; the outcome of legal proceedings and losses resulting from unauthorized activities in Molex Japan. Other factors, risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2010, and the Form 10-Q for the quarters ended September 30, 2010 and December 31, 2010, which are incorporated by reference and in other reports that Molex files or furnishes with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward- looking statements. As a result, this release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on May 3, 2011 regarding the Company's financial results for the fiscal quarter ended March 31, 2011 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 02

FY11 Q3 Summary Page 03 Natural disasters in Japan $0.02 impact to March quarter Strong revenue and bookings performance Good momentum going into June quarter Good cash flow in the quarter Increased dividend 14.3%

Revenue / Order Trend (US$ in millions) Page 04 Revenue and orders remain strong B-T-B Ratio 1.11 1.07 .97 .97 1.01 B-T-B Ratio 1.11 1.07 .97 .97 1.01

Orders by Channel and Geography - March Quarter Page 05 Seasonal impact / Americas and Europe strong Sequential YOY % of Total OEM - 4% 55% Distribution 2% (1)% 26% EMS 2% 17% 19% TOTAL 1% 5% 100% TOTAL 1% 5% 100%

Change in Revenue / Orders By Industry - March Quarter Page 06 Strong impact from auto builds and mobile devices

(US$ in millions, except per-share data) Page 07 Financial Summary Financial Summary

Balance Sheet and Operating Metrics (US$ in millions) Page 08 *Total debt equals long-term debt plus current portion of long-term debt and short-term loans, less current portion of capital leases debt and short-term loans, less current portion of capital leases debt and short-term loans, less current portion of capital leases

P&L Ratio Trend Percent of revenue Page 09 Page 09 *Represents adjusted operating margin that excludes restructuring charges and legal costs related to the unauthorized activity in Japan as previously reported in the respective quarters releases

Return on Net Assets Trend* *Operating income excluding restructuring and special charges Fixed assets + Inventory + A/R - A/P Page 10 Trailing 12-months Trailing 12-months *See GAAP to Non-GAAP reconciliation Earning our Cost of Capital

Outlook Page 11 Page 11 Assumes: 30% effective tax rate Constant foreign exchange rates and commodity prices Includes $0.01 for Japan litigation expenses Includes $0.05 for Japan earthquake and tsunami

Non-GAAP Measure (US$ in thousands) Non-GAAP income from operations is a non-GAAP financial measure. We refer to non-GAAP income from operations to describe income from operations excluding the items referenced above. We believe that non-GAAP income from operations provides useful information to investors because it provides information about the estimated financial performance of Molex's ongoing business. Non-GAAP income from operations is used by management in its financial and operational decision-making and evaluation of overall operating performance and segment level core operating performance. Non-GAAP income from operations may be different from similar measures used by other companies. performance. Non-GAAP income from operations may be different from similar measures used by other companies. performance. Non-GAAP income from operations may be different from similar measures used by other companies. performance. Non-GAAP income from operations may be different from similar measures used by other companies. performance. Non-GAAP income from operations may be different from similar measures used by other companies. performance. Non-GAAP income from operations may be different from similar measures used by other companies. performance. Non-GAAP income from operations may be different from similar measures used by other companies.